EXHIBIT 10.21

                SETTLEMENT AGREEMENT AND MUTUAL RELEASE AGREEMENT

         WHEREAS, Ripfire, Inc. ("Ripfire") entered into a Ripfire Queryserver Agreement ("Agreement") with Neomedia Technologies, Inc. on or about May 4, 2001; The parties acknowledge that the Agreement, and the license provision for the Ripfire Queryserver software set forth in said Agreement, has been terminated by the terms and conditions of the Agreement.

         WHEREAS, Ripfire has filed a complaint to recovery the sum $133,000, plus interest and court costs, claimed due and owing by NeoMedia pursuant to the Ripfire Queryserver Agreeement; and

         WHEREAS, Neomedia and Ripfire wish to fully resolve this matter through payment of $133,000 ("Agreed Liability Amount"), it is hereby agreed as follows:

         FOR AND IN CONSIDERATION as set forth below and this Settlement Agreement and Mutual General Release Agreement (hereinafter referred to as "Agreement"), PLUMTREE SOFTWARE, as the successor in interest to Ripfire, and Neomedia hereby agree on behalf of themselves, their officers, directors, agents, and assigns, to fully release and discharge each signatory hereto and their assigns, attorneys, officers, directors, shareholders, agents, and employees from all rights, claims, causes of action, demands, damages, losses, or inquiries to the parties, persons and property, real or personal, whether known, unknown, foreseeable, unforeseeable, patent, now existing or arising hereafter, arising out of or pertaining to the commencement, prosecution and/or continuation of the certain litigation pending in the Superior Court of the State of California, County of San Francisco, bearing Case Number 323900, entitled Ripfire, inc. v. Neomedia Technologies, Inc.

                          TRANSFER OF STOCK TO RIPFIRE

         1. As and for consideration of the releases provided herein and complete payment for any and all obligations to Ripfire, Neomedia will promptly submit 1.5 million Neomedia common shares for registration with the Securities Exchange Commission ("SEC"). On the effective date of registration by the SEC of the aforesaid common shares, Neomedia will issue to Ripfire and equivalent number of registered common shares equal to $133,000. The equivalent number of registered common shares equal to the Agreed Liability Amount shall be valued based on the average market price over five (5) business days prior to the effective registration date of the aforesaid common shares.

         2. Neomedia has advised Ripfire that it has commenced the process to register the shares of stock contemplated to be transferred to Ripfire with the SEC. Neomedia shall cause the necessary documents to be filed with the SEC on or before September 9, 2002, and shall use its best efforts to cause such registration statement to become effective within 60 days thereafter. The parties acknowledge and agree that Ripfire can rescind this settlement if the stock transfer is not completed on or before October 15, 2002. Nothing in this Agreement is intended to require or to prevent the parties from extending this deadline. Any such extension must be in writing and executed by representative of both parties.




                                    10.21-1

                          LIMITATIONS ON SALE OF STOCK

         3. On any trading day, Ripfire shall not directly or indirectly, offer to sell, show for sale, grant an option for sale of, assign, transfer or otherwise dispose of more than the number of shares equal to seventy-five percent (75%) of the thirty (30) day average trading volume of the Company's common stock immediately prior to the date of such offer or sale. Excluded from this limitation will be any private sale of the shares. In that instance, the transferee will be bound by that limitation.

                               SCOPE OF AGREEMENT

         4. Each party has read and understood and expressly waives the provisions of California Civil Code Section 1542, which provides:

         A general release does not extend to the claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him must have materially affected his settlement with the debtor.

         5. The parties hereby understand and acknowledge the significance or consequence of such specific waiver of Section 1542, and hereby expressly agree that this Agreement shall apply to all unknown, unforeseen, unanticipated, and latent damages, as well as those which are known, foreseen, anticipated, and patent, or arising out of its subject matter.

                            NO ADMISSION OF LIABILITY

         6. This Agreement is a result of compromise of a disputed claim, and in no way shall be construed as an admission of liability or nonliability as the case may be, and this Agreement may not be introduced into evidence in any court of law for the purpose of proving liability or nonliability of the claims hereby released.

                              WARRANTY OF OWNERSHIP

         7. Each party warrants that they are the holder of the claim subject to this Agreement, and that said claims have not been alienated, transferred or assigned, voluntarily or involuntarily, to any person as of the date this Agreement is executed. In the event that a party shall have assigned or transferred, or purported to assign or transfer, any claim or other matter herein released, such party shall indemnify the other party and hold the other party harmless from and against any loss, cost, claim or expense, including but not limited to all cost related to the defense of any action including reasonable attorneys' fees based upon, arising out of, or incurred as a result of any such claim, assignment, or transfer.


                                    10.21-2

                     DISMISSAL/DISCONTINUATION OF LITIGATION

         8. Upon receipt of the consideration set forth in paragraph 2 above, Ripfire hereby agrees to provide Neomedia with a Dismissal with Prejudice. The parties agree to refrain from commencing, continuing, or participating in any lawsuit or other proceeding against any other party hereto, including but not limited to each parties agents, employees, officers, directors, successors and assigns, based upon the matters described in this Agreement.

                                 CONFIDENTIALITY

         9. This Agreement and its terms are deemed to be confidential and each party agrees that they will not henceforth disclose these terms to anyone other than their attorney or such auditors or bookkeepers as may be necessary to report and account properly for the payments provided for herein.

                              WARRANT OF AUTHORITY

         10. Each signatory hereto expressly warrants that they are the duly authorized principal or agent for the party herein and have full authority to execute this Agreement.

                                      COSTS

         11. The parties shall each bear their own costs, attorneys' fees, and other fees incurred in connection with the underlying litigation.

                                 ATTORNEYS' FEES

         12. If any legal or equitable action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs which are reasonably incurred.

                                ADVICE OF COUNSEL

         13. Each party to this Agreement covenants that they have read and understood this Agreement and have obtained the advice of counsel prior to signing it.

                                ENTIRE AGREEMENT

         14. This Agreement contains the entire agreement between the parties hereto. The terms of this Agreement are contractual, not a mere recital. This Agreement is executed without reliance upon any representation by any person concerning the nature, extent of injuries, or legal liability therefore, or any other oral representation of any type or nature, and that the undersigned have


                                    10.21-3
carefully read and understood the contents of this Agreement and signed this Agreement voluntarily and without coercion. No contrary or supplementary oral agreements shall be admissible in a court of law to contradict, alter, supplement, or otherwise change the meaning of this Agreement.

         15. Should any provision of this Agreement be held unenforceable, invalid, or void, by a court of competent jurisdiction, the remainder of this Agreement and of such provision shall remain in full force and effect.

                                  COUNTERPARTS

         16. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will be deemed to be a single Agreement.

DATED:                                 PLUMTREE SOFTWARE, INC., as
                                       Successor in interest of Ripfire, Inc.

                                       By /s/ Greg Wharton
                                          ---------------------------------
                                          General Counsel


DATED:                                 NEOMEDIA TECHNOLOGIES, INC.

                                       By /s/ Charles T. Jensen
                                          ---------------------------------
                                          President and Chief Operating Officer







                                    10.21-4